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                                                                   EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 15, 1996, relating to the financial statements of SmarTalk TeleServices, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Century City, California
August 19, 1996